UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 14, 2007

Averion International Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50095	20-4354185
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Turnpike Road, Southborough, Massachusetts		01772
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    508-597-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On June 15, 2007, we filed a registration statement on Form SB-2 (the “Registration Statement”) covering (i) shares of common stock purchased from us by certain investors in a November 28, 2006 financing transaction (the “Financing Transaction”); (ii) shares of common stock issuable upon the exercise of a warrant issued to the placement agent in the Financing Transaction; and (iii) shares of common stock issuable upon exercise of a warrant issued to Laurus Master Fund, Ltd. (“Laurus”) in connection with an October 18, 2004 financing transaction with Laurus.

Prior to filing the Registration Statement, on June 14, 2007, we entered into waiver agreements with ComVest Investment Partners II LLC, Gene Resnick, M.D. and certain Averion, Inc. shareholders (collectively, the “Securityholders”), each of whom has previously entered into a Registration Rights Agreement with us pursuant to which they hold certain registration rights.   Pursuant to the waiver agreements, the Securityholders each agreed to waive their respective registration rights, including piggyback registration rights, with respect to the Registration Statement.

Copies of the waiver agreements are attached hereto as Exhibits 10.42, 10.43 and 10.44.

Item 9.01.                  Financial Statements and Exhibits

(d)                                 Exhibits.

10.42                     Waiver dated June 14, 2007 between the Company and ComVest Investment Partners II LLC.

10.43                     Waiver dated June 14, 2007 between the Company and Gene Resnick.

10.44                     Waiver dated June 14, 2007 between the Company and the parties set forth in the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Averion International Corp.

	By:	/s/ Christopher Codeanne
Christopher Codeanne
Chief Financial Officer

Dated: June 19, 2007